SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2003

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	58-0977458 (IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia (Address of principal executive offices)	30329-2010 (Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None
(Former name or former address, if changed since last report.)

Item 7.            Financial Statements and Exhibits

Exhibit 99.1

(a)       Press Release dated March 19, 2003.

(b)       Schedules:

1)        NDCHealth Corporation Consolidated Statements of Operations for the three months ended February 28, 2003 and March 1, 2002,

2)        NDCHealth Corporation Consolidated Statements of Operations for the nine months ended February 28, 2003 and March 1, 2002,

3)        NDCHealth Corporation Consolidated Balance Sheets as of February 28, 2003 and May 31, 2002, and

4)        NDCHealth Corporation Consolidated Statements of Cash Flows for the nine months ended February 28, 2003 and March 1, 2002.

Exhibit 99.2

(a)       NDCHealth Corporation software cost (by quarter) for the nine months ended February 28, 2003 and March 1, 2002.

Item 9.            Regulation FD Disclosure

On March 19, 2003, NDCHealth Corporation issued a press release which is filed herewith as Exhibit 99.1 (a) and (b) 1, 2, 3 and 4 and incorporated in this Item 9 by this reference.

MedUnite Investment

As reflected in the financials statements filed with this report, we have taken pre-tax non-cash charges of approximately $17.2 million related to our investments including MedUnite. The charges are reflected in Loss related to investments of approximately $14.9 million and Restructuring, impairment and other charges of approximately $2.3 million. Loss related to investments includes a write down of the net carrying value of our investment of approximately $11.6 million and provisions for other liabilities totaling approximately $3.3 million. Restructuring, impairment and other charges were incurred to reserve for receivables related to our investment. Because of the nature of certain of these charges, our ability to deduct them for tax purposes is uncertain. In light of this uncertainty we have reserved, and therefore excluded, these certain charges in the calculation of the Provision for income taxes during the quarter resulting in a tax expense although we have recorded a loss for the quarter.

Software Costs

In Exhibit 99.2 (a), we have provided software costs for the periods covered by the financial statements filed with this report. Software costs consist of expenses related to the development of new products and maintenance and enhancement of existing products. We capitalize the cost of developing software held for sale to our customers as well as software used internally to provide services to our customers.

Our current focus is developing new products such as Rx Safety Advisor, Pharmacy Aide, ePREMIS, Global Trends, and a next generation pharmacy systems platform being developed by TechRx. Excluding TechRx, during 2003 capitalized software development costs, as a percentage of revenue, has declined as these new products have been completed and placed into service. Looking forward, we expect this trend to continue.

Software maintenance expense for the first nine months of 2003, excluding TechRx, has decreased approximately $2.0 million from the first nine months of 2002. Savings have been achieved through the implementation of expense controls, such as the consolidation of data center management, and a shift in focus from maintenance and enhancement of existing products to the development of new products. These cost saving initiatives and shift in focus are reflected in the decrease in total net software expense, excluding TechRx, from 2002 to 2003.

EBITDA

In light of the recent restructuring of our balance sheet and the resulting increase in interest expense, we believe that EBITDA is a meaningful measure of our operating performance as it is a key measurement related to our debt covenants. EBITDA is defined in our credit agreement as income before equity in losses of affiliated companies, plus income taxes, interest expense, depreciation and amortization, and certain other non-cash losses on asset disposition, less minority interest in losses. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. The tables below reconcile EBITDA for the three months ended February 28, 2003 and March 1, 2002 to our results determined under GAAP.

Other includes charges related to the early extinguishment of debt and losses related to investments for the three months ended February 28, 2003 and results from divested businesses for the three months ended March 1, 2002.

Three months ended February 28, 2003 (in thousands)	Information Management	Network Services and Systems	Other	Totals

Loss before equity in losses of affiliated companies				$(3,341)
Income taxes				3,121

Income (loss) before income taxes and equity in losses of affiliated companies	$6,749	$9,424	$(16,393)	$(220)
Interest expense and related costs	3,064	5,077	1,438	9,579
Depreciation and amortization	2,529	5,313	—	7,842
Amortization of restricted stock	129	215	—	344
Other non-cash charges	—	2,283	14,955	17,238
Minority interest in losses	(378)	193	—	(185)

EBITDA	$12,093	$22,505	$—	$34,598

Three months ended March 1, 2002 (in thousands)	Information Management	Network Services and Systems	Other	Totals

Income before equity in losses of affiliated companies				$11,589
Income taxes				6,518

Income (loss) before income taxes and equity in losses of affiliated companies	$6,903	$11,391	$(187)	$18,107
Interest expense and related costs	1,006	1,298	—	2,304
Depreciation and amortization	2,619	3,329	—	5,948
Amortization of restricted stock	117	151	—	268
Other non-cash charges	2	24	—	26
Minority interest in (losses) earnings	(595)	(12)	—	(607)

EBITDA	$10,052	$16,181	$(187)	$26,046

The Company believes that EBITDA is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to NDCHealth’s operating and other financial information, as determined under accounting principles generally accepted in the United States of America.

When used in this report and the exhibits hereto, in documents incorporated herein and elsewhere by management of NDCHealth Corporation, the words “believes,” “anticipates,” “expects,” “intends,” “plans” and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company’s business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company’s business strategy and means to implement the strategy, the Company’s objectives, future capital expenditures, sources and cost of future financing, the effective tax rate, the likelihood of the Company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, the ability to consummate and integrate acquisitions, and the expected benefits and prospects for acquisitions and alliances. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth, margins and other results will be dependent upon all such factors and results subject to risks related to the performance of our various investments and alliances, estimates of the valuation of these investments, economic and market conditions in the pharmaceutical manufacturing industry, ability to accelerate revenue growth during the remainder of fiscal 2003, the application of accounting standards, the implementation of changes by the Company, the failure to implement changes, and customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company’s forward-looking statements as a result of a variety of factors, including: (a) those set forth under the caption “Additional Factors That May Affect Future Performance” in the Company’s Annual Report on Form 10-K for the period ended May 31, 2002 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company’s press releases and reports and other filings made with the Securities and Exchange Commission including its most recent Form 10-K; and (d) those set forth from time to time in the Company’s analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of  terrorist attacks or from military action in the Middle East. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation (Registrant)
	By:	/s/ DAVID H. SHENK

David H. Shenk Vice President & Corporate Controller (Chief Accounting Officer)
Date: March 19, 2003

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